SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        March 26, 2003
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

Drilling of Bohr Prospect Well in Gulf of Mexico
-------------------------------------------------

The Company has completed drilling operations on the Bohr prospect at Mississippi Canyon block 637 in the deepwater Gulf of Mexico.

The Bohr well has been temporarily abandoned. Based on the initial understanding from the well, it appears unlikely that the well encountered commercial quantities of oil and gas. Additional analysis and evaluation will be required to determine the potential commerciality of the overall prospect. Unocal was operator of the Bohr well and holds a 27.5 percent working interest in the prospect, which covers four blocks. Unocal will record a charge to earnings for its net cost of the well in the first quarter 2003 results.

The Company estimates that the total pre-tax dry hole expense for the first quarter 2003 will approximate $60 million.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

          10. Amendments and interpretations of certain compensation plans, effective October 1, 2002.





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  April 1, 2003                        By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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